Exhibit 99.1

HUDSON TECHNOLOGIES ANNOUNCES ELECTION OF ALAN SHERIFF AND

JEFFREY FEELER AS INDEPENDENT DIRECTORS

-        Appointments Add Capital Markets and Operational Expertise

Woodcliff Lake, NJ –April 13, 2026– Hudson Technologies, Inc. (NASDAQ: HDSN) (“Hudson”; “the Company”) a leading provider of innovative and sustainable refrigerant products and services to the Heating, Ventilation, Air Conditioning and Refrigeration Industry – and one of the nation’s largest refrigerant reclaimers – today announced the appointment of Alan Sheriff and Jeffrey Feeler to the Company’s board of directors.

Alan brings 40 years of buyside and sell-side financial experience spanning investment banking, capital raising, private and public equities, M&A and venture capital investing. He is currently Chief Executive Officer of Catalyst Capital Markets, a firm specializing in capital markets advisory and transaction management. Previously he was Vice Chairman of the Corporate & Institutional Bank of PNC Financial Services Group, the sixth largest bank in the U.S. In 2005, Alan founded Solebury Capital, an independent equity capital markets advisory firm, where he served as Co-Chief Executive Officer until his retirement in 2020. Prior to founding Solebury Capital, Alan held several senior-level positions at Credit Suisse First Boston, including as Co-Head of Equity Capital Markets for the Americas. He also chaired Credit Suisse’s Equity Valuation Committee from 1999 to 2005 and sat on the firm’s Investment Banking Committee from 2001-2005. He began his career at Salomon Brothers. Mr. Sheriff is a board director at Tailwind 2.0 Acquisition Corp., a Nasdaq-listed company.

Jeff has more than 30 years’ experience in senior operational and financial roles, including 20 years in the recycling, waste treatment and disposal industries. Most recently he served as Chairman and Chief Executive Officer of Nasdaq-listed US Ecology Inc., an environmental services company focused on industrial waste treatment, disposal, recycling and related industrial and emergency response services. He joined US Ecology in 2006 and progressed through senior roles of increasing responsibility culminating in his appointment as Chairman and CEO, a position he held from 2013 through the company’s sale in 2022. Earlier in his career he worked in financial management roles at MWI Veterinary Supply, Inc., Albertsons Companies, Inc., and Hewlett Packard Enterprise Company. Mr. Feeler serves on the board of Tetra Tech, a Nasdaq-listed company, as well as on the boards of two privately held entities in the environmental sector.

Ken Gaglione, President and Chief Executive Officer of Hudson Technologies commented, “We’re pleased to welcome Alan and Jeff to the Hudson Board of Directors. Alan brings extensive financial and capital markets experience, and we are confident the Company will benefit from his expertise going forward as we execute our strategic growth initiatives. We remain focused on growing our core businesses of refrigerant sales, reclamation and services and believe that Alan will provide valuable perspective and insight as we identify the best pathways to optimizing our go-to-market approach.

“Likewise, we believe Jeff’s public-company leadership of US Ecology, Inc. a well-respected provider of environmental services, recycling and industrial and emergency response services will strengthen our board’s capabilities as we move into Hudson’s next chapter. Jeff’s wide-ranging knowledge and track record of success as an operational and financial leader in an adjacent industry will enable him to provide a unique and effective viewpoint as we implement our growth strategy moving forward.”

In addition, on April 10 the board accepted the resignation from Vincent Abbatecola, effective immediately.

“On behalf of the Board, and all Hudson employees, I want to extend our sincere thanks to Vinnie for his more than three decades of service and strong counsel to the Company. Vinnie was an instrumental member of the board, supporting Hudson’s mission from the beginning. His clear vision, leadership, financial acumen, and principled approach to business guided Hudson through its formative years and helped build it into the company we know today. We would not be in the strong position we are today without Vinnie’s many contributions.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™.   The Company’s products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer’s site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company’s ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under existing credit facilities, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company’s 10-K for the year ended December 31, 2025 and other subsequent filings with the Securities and Exchange Commission. The words “believe”, “expect”, “anticipate”, “may”, “plan”, “should” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact:	Company Contact:
John Nesbett/Jennifer Belodeau	Brian Bertaux, CFO
IMS Investor Relations	Hudson Technologies, Inc.
(203) 972-9200	(845) 735-6000
hudson@imsinvestorrelations.com	bbertaux@hudsontech.com